President

Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.

I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio (DWS Government Cash Institutional Shares, Government Cash Managed Shares), a series of Cash Account Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2010	/s/Michael G. Clark
Michael G. Clark
President
Government & Agency Securities Portfolio (DWS Government Cash Institutional Shares, Government Cash Managed Shares), a series of Cash Account Trust

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.

I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio (DWS Government Cash Institutional Shares, Government Cash Managed Shares), a series of Cash Account Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2010	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
Government & Agency Securities Portfolio (DWS Government Cash Institutional Shares, Government Cash Managed Shares), a series of Cash Account Trust